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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sunstone Hotel Investors, Inc., on Form S-3 (File No. 333-16887), Form S-3 (File No. 333-13911) and on Form S-8 (File No. 333-14179) of our report dated November 22, 1996 on our audits of the financial statements) of Ventura Hospitality Partners L.P., appearing in the Company's Current Report on Form 8-K/A filed January 7, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Newport Beach, California
January 7, 1997